Exhibit 99.1
urban-gro, Inc. Reports Third Quarter 2023 Financial Results Demonstrating Sequential Improvement in Revenue, Backlog, and Adjusted EBITDA
•Revenue of $20.9 million, representing a 69% increase over $12.4 million in the prior year period and a sequential increase of 11% over $18.8 million
•Net Loss of $3.4 million, representing an improvement of $5.3 million versus the prior year period and a sequential improvement of $2.1 million
•GAAP Loss per share of $0.29, and Adjusted Loss per share of $0.20
•Adjusted EBITDA1 of negative $1.3 million, representing an improvement of $1.0 million versus the prior year period and a sequential improvement of $0.7 million
•Project backlog of $84 million as of September 30, 2023, representing a sequential increase of $5 million, or 6%
•Provides fourth quarter 2023 guidance of approximately $30 million in revenues and breakeven to slightly positive Adjusted EBITDA
•Company to host conference call and webcast today, November 9, 2023 at 4:30 p.m. Eastern time
LAFAYETTE, Colo. November 9, 2023 — urban-gro, Inc. (Nasdaq: UGRO) (“urban-gro” or the “Company”), an integrated professional services consulting firm, today reported its financial results for the quarter ended September 30, 2023 and provided fourth quarter 2023 guidance.

Bradley Nattrass, Chairman and CEO, commented, "Since launching our sector diversification initiative just over a year ago, urban-gro has successfully evolved into a multi-sector focused professional services consulting firm. Our strengthening revenue and Adjusted EBITDA1 performance in the third quarter reflects a solid improvement on both a sequential and year-over-year basis. Given our strengthening pipeline and backlog, we continue to anticipate sequential quarterly improvement as we work to recapture positive Adjusted EBITDA1 generation. This has been the result of our steps to insulate our business from Cannabis market headwinds by diversifying our revenue streams into additional sectors outside of Controlled Environment Agriculture (“CEA”) while being proactive with expense optimization and resource allocation to drive efficiencies and scale in our model.”
Third Quarter 2023 Financial Results
Revenue was $20.9 million, as compared to $18.8 million in the second quarter, representing a sequential improvement of $2.1 million, or 11%, and $12.4 million in the prior year period, representing an increase of $8.6 million, or 69%. The sequential improvement was due to a $3.8 million increase in construction design-build revenue and a $0.1 million increase in professional services revenue, partially offset by a $1.6 million decrease in equipment systems revenue. As compared to the prior year period, revenue increased $8.6 million or 69%, primarily driven by a $9.4 million increase in revenue associated with a substantial increase in construction design-build revenues. This increase was partially offset by a decrease in equipment systems revenue of $0.8 million reflecting reduced equipment demand in the U.S. cannabis market as a result of ongoing state-level regulatory delays in the license-awarding process, as well as the lack of movement on passing key legislation impacting the industry.
Gross profit was $2.9 million, or 14% of revenue, as compared to $2.9 million in the second quarter, or 15% of revenue, and $2.6 million, or 21% of revenue in the prior year period. The slight increase in gross profit from the prior year period relative to the much larger increase in revenue was primarily driven by the net effects of a decrease in higher margin equipment revenue offset by an increase in lower margin construction design-build revenue.
Operating expenses were $6.0 million as compared to $6.8 million in the second quarter, representing a sequential decrease of $0.8 million. The decrease sequentially was primarily due to a reduction in general and administrative expenses. As compared to the prior year period, operating expenses decreased $3.5 million primarily due to a one-time business development expense of $3.3 million that was incurred in the prior year.

Non-operating expenses were $0.3 million, as compared to non-operating expenses of $1.8 million in the prior year.
Net loss was $3.4 million, or $0.29 loss per share as compared to a net loss of $8.7 million, or $0.81 loss per share in the prior year period. Adjusted net loss was $2.4 million, or $0.20 loss per share as compared to an adjusted net loss of $2.7 million, or $0.26 loss per share in the prior year period.
Adjusted EBITDA1 improved by $0.7 million on a sequential basis to negative $1.3 million, which is an improvement of $1.0 million compared to the prior year period. The improvement in Adjusted EBITDA1 compared to the prior year was driven primarily by lower run-rate operating expenses predominantly associated with the Company’s expense optimization and resource reallocation initiative.
Cash position at the end of the third quarter of 2023 was $4.8 million. To support the strong performance of our Construction operations, subsequent to September 30 we entered into a non-dilutive, asset-based lending facility in order to better manage our working capital. To date, the facility remains undrawn.
Summary First Nine Months 2023 Financial Results

Revenue was $56.5 million for the first nine months of 2023 compared to $49.7 million in the prior year period, representing an increase of $6.8 million, or 14%.

Net loss was $14.0 million, or $1.29 per share, for the first nine months of 2023 compared to a net loss of $11.1 million, or $1.05 per share, in the prior year period. Adjusted net loss was $9.7 million, or $0.89 per share, for the first nine months of 2023 compared to an adjusted net loss of $4.8 million, or $0.45 per share, in the prior year period.

Adjusted EBITDA1 was negative $6.8 million for the first nine months of 2023 compared to negative $2.2 million in the prior year period.
Backlog as of September 30, 2023
Consolidated backlog is unrealized revenue represented by signed construction design-build, equipment systems, and service orders. As of September 30, 2023, total backlog was approximately $84 million in contracts, comprised of $77 million in construction design-build, $5 million of professional services, and $2 million of equipment systems.
The following table summarizes the change in backlog for the current quarter:

	Equipment Systems	Services	Construction Design-Build	Total Backlog

	(in millions)
Beginning backlog as of June 30, 2023	$5	$4	$70	$79
Revenue recognized	(3)	(3)	(15)	(21)
Net backlog additions/(reductions)	—	4	22	$26
Ending backlog as of September 30, 2023	$2	$5	$77	$84

Revenue and Adjusted EBITDA1 Guidance - Fourth Quarter 2023
For the Fourth Quarter 2023, the Company is providing guidance as follows:
Consolidated revenue: Approximately $30 million, representing a 43% sequential improvement, and a 73% increase versus the prior year period
Adjusted EBITDA1: Achievement of breakeven to slightly positive adjusted EBITDA, representing a sequential improvement from negative $1.3 million, and an improvement from the prior year period of negative $1.7 million.

Conference Call Details
urban-gro will host a conference call and live audio webcast to discuss the operational and financial results today, November 9, 2023 at 4:30 p.m. Eastern time. Interested participants and investors may access the conference call by dialing 877-407-3982 (U.S.), or 201-493-6780 (International). The live webcast will be accessible on the Events page of the Investors section of the urban-gro website, ir.urban-gro.com, and will be archived for 90 days following the event. Availability of the call replay posted on the Company’s website is at the Company’s discretion and may be discontinued at any time.
1Adjusted EBITDA is a non-GAAP financial measure. Please see the information under “Use of Non-GAAP Financial Information” below for a description of Adjusted EBITDA and the table at the end of this press release for a reconciliation of this non-GAAP financial information to GAAP results.
Use of Non-GAAP Financial Information
We define Adjusted EBITDA as net income (loss) attributable to urban-gro, determined in accordance with U.S. generally accepted accounting principles ("GAAP"), excluding the effects of certain operating and non-operating expenses including, but not limited to, interest income and expense, income taxes, depreciation of tangible assets, amortization of intangible assets, impairment of investments, exchange gains and losses, debt forgiveness and extinguishment, stock-based compensation expense, one-time and non-recurring expenses, and acquisition costs that we do not believe reflect our core operating performance. We use Adjusted EBITDA as a measure of our operating performance. Adjusted EBITDA is a supplemental non-GAAP financial measure, and it is not a substitute for net income (loss), income (loss) from operations, cash flows from operating activities or any other measure prescribed by GAAP.
Our Board of Directors and management team focus on Adjusted EBITDA as a key performance and compensation measure. We believe that Adjusted EBITDA assists us in comparing our performance over various reporting periods because it removes from our operating results the impact of items that our management believes do not reflect our core operating performance.
There are limitations to using non-GAAP measures such as Adjusted EBITDA. Although we believe that Adjusted EBITDA can make an evaluation of our operating performance more consistent because it removes items that do not reflect our core operations, other companies in our industry may define Adjusted EBITDA differently than we do. As a result, it may be difficult to use Adjusted EBITDA to compare the performance of those companies to our performance. Adjusted EBITDA should not be considered as a measure of the income generated by our business or discretionary cash available to us to invest in the growth of our business.
About urban-gro, Inc.
urban-gro, Inc.® (Nasdaq: UGRO) is an integrated professional services consulting firm delivering professional services and solutions across architecture, design, engineering, equipment integration, and construction management. Our multi-sector expertise encompasses a diverse set of projects across a host of industries such as Controlled Environment Agriculture (“CEA”), light industrial, healthcare, hospitality, laboratories and more. Our dedicated and innovative team is fueled by a commitment to empower our clients by providing exceptional customer experiences throughout the project lifecycle and beyond, including post-operational support. With offices across North America and in Europe, we deliver Your Vision – Built. Learn more by visiting www.urban-gro.com.

Safe Harbor Statement

This press release contains forward looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. When used in this release, terms such as “believes,” “will,” “expects,” “anticipates,” “continue,” “expect,” “may,” “projects” and similar expressions and variations as they relate to the Company or its management are intended to identify forward-looking statements. The forward-looking statements in this press release include, without limitation, financial projections, financial guidance, future events, business strategy, future performance, future operations, future demand, backlog, financial position, estimated revenues, losses, adjusted EBITDA, prospects, plans and objectives of management, including expense optimization, working capital management, and the future ability to position the Company for growth. These and other forward-looking statements are based on current expectations, forecasts, and assumptions that involve risks and uncertainties that could cause actual outcomes and results to differ materially from those anticipated or expected, including, among others, our ability to successfully manage and integrate acquisitions, our ability to accurately forecast revenues and costs, competition for projects in our markets, our ability to predict and respond to new laws and governmental regulatory actions, including delays granting licenses to clients or potential clients and delays in passage of legislation expected to benefit our clients or potential clients, our ability to successfully develop new and/or enhancements to our product offerings and develop a product mix to meet demand, risks related to adverse weather conditions, supply chain issues, rising interest rates, economic downturn or other factors that could cause delays or the cancellation of projects in our backlog or our ability to secure future projects, our ability to maintain favorable relationships with suppliers, risks associated with reliance on key customers and suppliers, our ability to attract and retain key personnel, results of litigation and other claims and insurance coverage issues, risks related to our information technology systems and infrastructure, risks associated with climate change and ESG matters, our ability to maintain effective internal controls, our ability to execute on our strategic plans, our ability to achieve and maintain cost savings, the sufficiency of our liquidity and capital resources, and our ability to achieve our key initiatives for 2023, particularly our growth initiatives. A more detailed description of these and certain other factors that could affect actual results is included in the Company’s filings with the Securities and Exchange Commission. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. The Company undertakes no obligation to update any forward-looking statements to reflect events or circumstances after the date hereof, except as may be required by law.

URBAN-GRO, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS (unaudited)

	September 30, 2023	December 31, 2022
ASSETS
Current assets:
Cash	$4,770,430	$12,008,003
Accounts receivable, net	18,341,489	15,380,292
Contract receivables	8,378,657	3,004,282
Prepaid expenses and other assets	3,268,279	4,164,960
Total current assets	34,758,855	34,557,537
Non-current assets:
Property and equipment, net	1,456,009	1,307,146
Operating lease right of use assets, net	2,217,738	2,618,825
Investments	—	2,559,307
Goodwill	15,572,050	15,572,050
Intangible assets, net	4,634,672	5,450,687
Total non-current assets	23,880,469	27,508,015
Total assets	$58,639,324	$62,065,552
LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable	$22,194,304	$9,960,364
Accrued expenses	4,074,098	3,196,961
Contract liabilities	1,981,728	1,294,452
Customer deposits	969,888	2,571,161
Contingent consideration	161,947	2,799,287
Promissory notes	1,964,775	3,832,682
Operating lease liabilities	598,447	600,816
Total current liabilities	31,945,187	24,255,723
Non-current liabilities:
Operating lease liabilities	1,666,138	2,044,782
Deferred tax liability	865,802	1,033,283
Total non-current liabilities	2,531,940	3,078,065
Total liabilities	34,477,127	27,333,788
Stockholders’ equity
Preferred stock, $0.10 par value; 10,000,000 shares authorized; 0 shares issued and outstanding	—	—
Common stock, $0.001 par value; 30,000,000 shares authorized; 13,120,413 issued and 11,670,580 outstanding as of September 30, 2023, and 100,000,000 shares authorized; 12,220,593 issued and 10,770,760 outstanding as of December 31, 2022	13,120	12,221
Additional paid-in capital	88,268,286	84,882,982
Treasury shares, cost basis: 1,449,833 shares as of September 30, 2023 and as of December 31, 2022	(12,045,542)	(12,045,542)
Accumulated deficit	(52,073,667)	(38,117,897)
Total stockholders’ equity	24,162,197	34,731,764
Total liabilities and stockholders’ equity	$58,639,324	$62,065,552

URBAN-GRO, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE LOSS (unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2023	2022	2023	2022
Revenues:
Equipment systems	$3,043,659	$3,879,272	$10,575,367	$31,024,187
Services	2,898,739	2,839,338	9,403,968	9,505,396
Construction design-build	14,813,486	5,384,267	36,068,435	8,301,588
Other	178,439	265,416	489,482	871,488
Total revenues and other income	20,934,323	12,368,293	56,537,252	49,702,659
Cost of revenues:
Equipment systems	2,766,116	3,212,285	9,287,704	26,132,828
Services	1,768,164	1,796,968	5,715,548	4,677,887
Construction design-build	13,413,067	4,570,506	32,605,681	7,263,206
Other	130,258	195,938	355,121	632,181
Total cost of revenues	18,077,605	9,775,697	47,964,054	38,706,102
Gross profit	2,856,718	2,592,596	8,573,198	10,996,557

Operating expenses:
General and administrative	5,000,846	5,792,418	17,974,049	14,758,506
Stock-based compensation	722,647	96,767	1,824,835	1,860,767
Intangible asset amortization	241,832	304,339	816,015	773,063
Business development	—	3,299,864	—	3,299,864
Total operating expenses	5,965,325	9,493,388	20,614,899	20,692,200
Loss from operations	(3,108,607)	(6,900,792)	(12,041,701)	(9,695,643)

Non-operating income (expense):
Interest expense	(39,928)	(7,088)	(158,134)	(22,270)
Interest income	19,461	94,200	167,652	221,329
Write-down of investment	(258,492)	(1,710,358)	(258,492)	(1,710,358)
Contingent consideration	—	—	(160,232)	—
Loss on settlement	—	—	(1,500,000)	—
Other income (expense)	(28,605)	(210,399)	(172,344)	(147,528)
Total non-operating income (expense)	(307,564)	(1,833,645)	(2,081,550)	(1,658,827)
Loss before income taxes	(3,416,171)	(8,734,437)	(14,123,251)	(11,354,470)

Income tax benefit	48,383	73,654	167,481	258,166
Net loss	$(3,367,788)	$(8,660,783)	$(13,955,770)	$(11,096,304)

Comprehensive loss	$(3,367,788)	$(8,660,783)	$(13,955,770)	$(11,096,304)

Loss per share - basic and diluted	$(0.29)	$(0.81)	$(1.29)	$(1.05)
Weighted average shares - basic and diluted	11,649,790	10,674,796	10,859,820	10,577,453

URBAN-GRO, INC.
NET LOSS (GAAP) RECONCILIATION TO ADJUSTED EBITDA (NON-GAAP)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2023	2022	2023	2022
Net loss (GAAP)	$(3,367,788)	$(8,660,783)	$(13,955,770)	$(11,096,304)
Interest expense	39,928	7,088	158,134	22,270
Interest income	(19,461)	(94,200)	(167,652)	(221,329)
Federal and state income tax (benefit) expense	(48,383)	(73,654)	(167,481)	(258,166)
Depreciation and amortization	372,969	526,750	1,201,201	1,116,585
EBITDA (non-GAAP)	$(3,022,735)	$(8,294,799)	$(12,931,568)	$(10,436,944)

Non-recurring legal fees	284,641	205,486	769,252	276,246
Contingent consideration - change in fair value	—	—	160,232	—
Contingent consideration - DVO acquisition	78,181	—	204,878	—
One time business development expenses	—	3,299,864	—	3,299,864
Reduction in force costs	31,987	—	334,540	—
One-time employee expenses	—	670,095	—	787,691
Impairment loss	258,492	1,710,358	258,492	1,710,358
Loss on settlement	—	—	1,500,000	—
Retention incentive	300,000		942,000	—
Stock-based compensation	722,647	96,767	1,824,835	1,860,767
Transaction costs	29,141	39,182	91,079	258,111
Adjusted EBITDA (non-GAAP)	$(1,317,646)	$(2,273,047)	$(6,846,260)	$(2,243,907)

URBAN-GRO, INC.
NET LOSS (GAAP) RECONCILIATION TO ADJUSTED NET LOSS (NON-GAAP) AND EPS

	Three Months Ended September 30,		Nine Months Ended September 30,
	2023	2022	2023	2022
Net loss (GAAP)	$(3,367,788)	$(8,660,783)	$(13,955,770)	$(11,096,304)
Non-recurring adjustments, net of taxes:
Non-recurring legal fees	284,641	205,486	769,252	276,246
Contingent consideration - change in fair value	—	—	160,232	—
Contingent consideration - DVO acquisition	78,181	—	204,878	—
One time business development expenses	—	3,299,864	—	3,299,864
Reduction in force costs	31,987	—	334,540	—
One-time employee expenses	—	670,095	—	787,691
Impairment loss	258,492	1,710,358	258,492	1,710,358
Loss on settlement	—	—	1,500,000	—
Retention incentive	300,000	—	942,000	—
Transaction costs	29,141	39,182	91,079	258,111
Adjusted net loss (non-GAAP)	$(2,385,346)	$(2,735,798)	$(9,695,297)	$(4,764,034)

Weighted average shares - basic and diluted	11,649,790	10,674,796	10,859,820	10,577,453
Loss per share (GAAP)	$(0.29)	$(0.81)	$(1.29)	$(1.05)
Adjusted loss per share (non-GAAP)	$(0.20)	$(0.26)	$(0.89)	$(0.45)

Investor Contacts:
Dan Droller – urban-gro, Inc.
-or-
Jeff Sonnek – ICR, Inc.
(720) 730-8160
investors@urban-gro.com
Media Contact:
Barbara Graham – urban-gro, Inc.
(720) 903-1139
media@urban-gro.com